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                                   EXHIBIT 5





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                                October 23, 1996



Board of Directors
Pinnacle Bancshares, Inc.
1811 Second Avenue
Jasper, Alabama  35502-1388

         Re:     Pinnacle Bancshares, Inc.
                 Registration Statement on Form S-4

Gentlemen:

         You have requested our opinion as special counsel to Pinnacle Bancshares, Inc., a Delaware corporation, in connection with a registration statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The registration statement relates to shares to be issued in connection with the conversion and reorganization of Pinnacle Bank as a wholly owned commercial bank subsidiary of Pinnacle Bancshares, Inc. (the "Conversion and Reorganization").

         In rendering this opinion, we understand that the common stock of Pinnacle Bancshares, Inc. will be offered and sold in the manner described in the Proxy Statement/Prospectus which is a part of the registration statement. We have examined such records and documents and made such investigation as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, it is our opinion that the shares of common stock of Pinnacle Bancshares, Inc. will, upon issuance pursuant to the Conversion and Reorganization, be legally issued, fully paid and nonassessable.

         This opinion is furnished for use as an exhibit to the registration statement and should not be used for any other purpose nor relied upon by any other person (except for the Securities and Exchange Commission in connection with its review of the registration statement) without the prior written consent of this firm. We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the references to us in the Proxy Statement/Prospectus under the headings "Proposal III -- Proposed Conversion and Reorganization -- Certain Federal Income Tax Consequences" and "-- Legal Opinion."

                     Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C.


                     By: /s/ Edward B. Crosland, Jr.
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                         Edward B. Crosland, Jr.